                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           Filed by the registrant [X]

                 Filed by a party other than the registrant [ ]

                           Check the appropriate box:

                         [ ] Preliminary proxy statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
                                  14a-6(e)(2))

                         [X] Definitive proxy statement

                       [ ] Definitive additional materials

                    [ ] Soliciting material under Rule 14a-12
                             CORUS BANKSHARES, INC.
                             ----------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

       [X] No fee required.

       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:

       (2) Form, schedule or registration statement no.:

       (3) Filing party:

       (4) Date filed:

[CORUS BANKSHARES LOGO]            ROBERT J. GLICKMAN       3959 N. Lincoln Ave.
                                   President and CEO        Chicago, IL 60613


March 10, 2004


TO OUR SHAREHOLDERS:

I would like to invite you to attend the 2004 Annual Meeting of Shareholders of Corus Bankshares, Inc., to be held on Wednesday, April 21, 2004 at 10:00 a.m. at the Corus Bank, N.A. branch at 4800 N. Western Avenue, Chicago, Illinois.

The primary purpose of the Annual Meeting will be to elect seven directors and ratify the appointment of Ernst & Young LLP as Corus' Independent Public Accountants for 2004. We will also be sharing with you information about our performance during 2003. Additionally, the Annual Meeting will give you an opportunity to meet our Directors and our Senior Officers.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN. If you do attend the Annual Meeting and wish to vote in person, you may do so, even though you have previously sent in a proxy.

I look forward to seeing you at the Meeting.

Very truly yours,


/s/ Robert Glickman

CORUS BANKSHARES, INC.
3959 N. LINCOLN AVE., CHICAGO, ILLINOIS 60613



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 2004




To our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Corus Bankshares, Inc. will be held on Wednesday, April 21, 2004 at 10:00 a.m. at the Corus Bank, N.A. branch at 4800 N. Western Avenue, Chicago, Illinois for the following purposes:

     1.  To elect the full board of seven directors;

     2. To consider and act upon ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2004; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only shareholders of record at the close of business on February 23, 2004 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Your attention is directed to the accompanying Proxy, Proxy Statement and 2003 Annual Report of Corus Bankshares, Inc.




                                         By Order of the Board of Directors

                                         /s/ Kate Glickman
                                         ----------------------------------
                                         Kate Glickman
                                         Secretary




Chicago, Illinois
March 10, 2004


NOTE: Please mark, date and sign the enclosed Proxy and return it promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting in person. You may revoke your Proxy at any time before it is voted.

                             CORUS BANKSHARES, INC.
                              3959 N. LINCOLN AVE.
                             CHICAGO, ILLINOIS 60613

                                 PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 21, 2004

                             SOLICITATION OF PROXIES

The enclosed proxy is solicited on behalf of the Board of Directors of Corus Bankshares, Inc. ("Corus" or the "Company") for use at the Annual Meeting of Shareholders, to be held on April 21, 2004, at 10:00 a.m., in the branch of Corus Bank, N.A., 4800 N. Western Avenue, Chicago, Illinois, or at any adjournment of such meeting. These proxy solicitation materials are first being sent to shareholders on or about March 10, 2004. Each proxy received from shareholders will be voted at the meeting and, if specified, as directed, by the shareholder. Unless contrary instructions are given, the proxy will be voted at the meeting for the election of the nominees for the office of Director, as set forth below, the ratification of Ernst & Young LLP as the Company's Independent Public Accountants, and, in accordance with the best judgment of the holders thereof, any other business which may properly come before the meeting and be submitted to a vote of the shareholders. A proxy may be revoked at any time prior to its exercise by means of a written revocation or a properly executed proxy bearing a later date. Shareholders having executed and returned a proxy who attend the meeting and desire to vote in person are requested to so notify the Secretary of Corus prior to or at the time of a vote taken at the meeting. The cost of soliciting proxies in the accompanying form has been or will be borne by Corus. Proxies will be solicited by mail, and may be solicited personally by directors, officers or regular employees of Corus who will not receive special compensation for such services. Upon request, Corus will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of the Common Stock of Corus.

                               VOTING INFORMATION

Shareholders of record as of the close of business on February 23, 2004 are entitled to vote at the meeting. As of the close of business on February 23, 2004, Corus had 28,011,928 shares of $0.05 par value Common Stock outstanding. Each share is entitled to one vote. Under the Articles of Incorporation, the concurrence of a majority of all of the issued and outstanding stock entitled to vote at the meeting is required for the taking of any action by the shareholders, including the election of directors. Shareholders of Corus have no cumulative voting rights with respect to the election of directors. Shares represented by proxies which are marked "withholding authority" with respect to the election of one or more nominees for election as director and proxies which are marked "abstain" on other proposals will have the effect of a negative vote. In addition, with respect to brokers who are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers, those shares will not be voted but will have the effect of a negative vote.

                             PRINCIPAL SHAREHOLDERS

So far as is known to Corus, as of February 23, 2004, the following shareholders owned beneficially, or of record, more than five percent (5%) of the Common Stock of Corus:

                                      AMOUNT AND NATURE OF
         SHAREHOLDER                  BENEFICIAL OWNERSHIP           PERCENT
------------------------------   ------------------------------   -------------

R.J. Glickman                             7,023,690    (1)               24.7%
E.W. Glickman                             3,064,888    (2)               10.9%
J.C. and B.R. Glickman                    2,305,306                       8.2%
Brandywine Asset
  Management, LLC                         1,417,237    (3)                5.1%



The address for each of the principal shareholders is c/o Corus Bankshares,
     Inc. 3959 N. Lincoln Ave. Chicago, IL 60613
(1) Includes 461,000 shares held as sole trustee of various trusts for the benefit of his children and 88,252 shares as director and officer of a charitable foundation. Also includes stock options to purchase 476,000 shares of Common Stock. R.J. Glickman is the son of J.C. and B.R. Glickman.
(2) Includes 44,900 shares held as trustee for the benefit of various relatives of Joseph C. Glickman under Glickman Family Trusts. E.W. Glickman is the son of J.C. and B.R. Glickman.
(3) Based on a Schedule 13G filed on February 17, 2004, Brandywine Asset Management, LLC, an investment advisor, shares voting and despositive power with respect to 1,417,237 shares of Common Stock. The address of their principal business office is Three Christina Centre, Suite 1200, 201 N. Walnut Street, Wilmington, DE 19801.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth, as of February 23, 2004, information with respect to the beneficial ownership of Corus' Common Stock by each director, by each executive officer who is named in the summary compensation table included in this Proxy Statement, and by all directors and executive officers of Corus as a group.


                                                    AMOUNT AND NATURE OF
DIRECTOR NOMINEES                                   BENEFICIAL OWNERSHIP              PERCENT
-----------------                                   ---------------------             -------

Robert J. Glickman                                        (1)                             (1)
Joseph C. Glickman                                        (1)                             (1)
Robert J. Buford                                                  -                    -
Steven D. Fifield                                            10,000                   *
Rodney D. Lubeznik                                            3,800                   *
Michael J. McClure                                            2,000                   *
Peter C. Roberts                                                200                   *

OTHER NAMED EXECUTIVE OFFICERS
------------------------------
Terence W. Keenan                                             9,000    (2)            *
Richard J. Koretz                                            48,800    (3)            0.2%
Michael G. Stein                                             40,632                   0.1%
Tim H. Taylor                                                56,400    (4)            0.2%
Directors and all Executive Officers as a
  Group (13 in total)                                     9,536,434    (5)           33.3%



* Represents less than 0.1% of total common shares outstanding
(1) See table of Principal Shareholders
(2) Includes stock options to purchase 1,000 shares of Common Stock
(3) Includes stock options to purchase 44,800 shares of Common Stock
(4) Includes stock options to purchase 55,800 shares of Common Stock
(5) Includes stock options to purchase 610,000 shares of Common Stock


There were five Board meetings held during 2003. Directors Robert J. Buford, Rodney D. Lubeznik and Peter C. Roberts serve on the Stock Option Committee. The Stock Option Committee met once during 2003 and approved all stock options granted. Compensation Committee membership includes Directors Steven D. Fifield, Rodney D. Lubeznik and Peter C. Roberts. The Compensation Committee met three times during 2003 and is responsible for approving all executive compensation. Directors Rodney D. Lubeznik, Michael J. McClure and Peter C. Roberts served on the Nominating Committee. The function of the Nominating Committee is to identify and recommend to the Board of Directors candidates for director nomination. Each member of the Nominating Committee is independent in accordance with the applicable corporate governance listing standards of The Nasdaq Stock Market, Inc. The Committee has a written charter which is available on the Company's website at www.corusbank.com. Please see the Corporate Governance section for additional disclosures regarding the Nominating Committee. The Nominating Committee met twice during 2003.

The Audit Committee consists of Directors Michael J. McClure, chairman, Rodney
D. Lubeznik and Robert J. Buford. The Board of Directors has determined that Michael J. McClure qualifies as an "Audit Committee Financial Expert," as that term is defined in rules of the Securities and Exchange Commission implementing requirements of the Sarbanes-Oxley Act of 2002. Directors McClure, Lubeznik and Buford are all independent in accordance with the applicable corporate governance listing standards of The Nasdaq Stock Market, Inc.

The Audit Committee, in addition to reviewing internal control reports, regulatory examination reports and financial information prior to public release, has sole authority to appoint and replace the Independent Public Accountants (subject, if applicable, to shareholder ratification) and reviews the results of the audit engagement. There were four regular Audit Committee meetings held in person in 2003 and one special teleconference meeting. In addition, there were four meetings held by teleconference to review quarterly operating results prior to publicly releasing earnings and filing reports with the Securities and Exchange Commission. The quarterly teleconference meetings were attended by the Chairman of the Audit Committee. The Audit Committee has a written charter, a copy of which was attached to proxy materials for the 2003 Annual Meeting of Shareholders and is available on the Company's website at www.corusbank.com.

COMPENSATION OF DIRECTORS

No fees were paid to Robert J. Glickman for Board or committee meetings in 2003. All other directors were paid $6,500 per Board of Directors meeting attended for the first four meetings of 2003 and $7,000 for the last Board of Directors meeting of 2003. A fee of $1,000 per meeting was paid to each director attending a Stock Option Committee meeting or a Nominating Committee meeting. Fees for attending Compensation Committee meetings increased from $1,000, which was paid to attendees of the first meeting, to $3,000 for the remaining meetings. A fee of $5,000 was paid to each director attending the first three regular Audit Committee meetings of 2003 and $5,500 for the final meeting of 2003. Audit Committee members were paid $3,000 for the special teleconference meeting. As chairman of the Audit Committee, Michael J. McClure received additional fees of $11,500.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

At the meeting, it will be proposed to elect seven directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualify. Two of the nominees, Robert J. Buford and Peter C. Roberts, are being nominated for board membership for the first time. The Chief Executive Officer of the Company recommended Mr. Buford to the Nominating Committee. Both the Chief Executive Officer and another Board member of the Company recommended Mr. Roberts to the Nominating Committee.

The following individuals are nominees for election. All of the nominees have indicated a willingness to serve, but in case any of the nominees is not a candidate at the Annual Meeting, it is the intention of the proxy holders to vote in favor of the remainder of those named and to vote for substitute nominees in their discretion. Information regarding these seven nominees and the number of shares of Common Stock beneficially owned by them as of February 23, 2004, is set forth below and in the table of Security Ownership of Directors and Management.


                                DIRECTOR NOMINEES

               NAME, AGE AND PERIOD OF                                          PRINCIPAL OCCUPATION AND
                SERVICE AS A DIRECTOR                                      DIRECTORSHIPS FOR PAST FIVE YEARS

JOSEPH C. GLICKMAN (88)                                Chairman of the Board of Directors of Corus.
Director since 1958                                    Father of R.J. Glickman.

ROBERT J. GLICKMAN (57)                                President, Chief Executive Officer and Director of Corus.
Director since 1972                                    Director Corus Bank, N.A.  Son of J.C. Glickman.

ROBERT J. BUFORD (55)                                  President and CEO , Planned Equities, Inc./Planned Realty
Director since 2003                                    Group, Inc.
                                                       Residential real estate management

STEVEN D. FIFIELD (55)                                 President and Chief Executive Officer, Fifield Realty Corp.
Director since 1997                                    Real estate development and construction.

RODNEY D. LUBEZNIK (56)                                President and Director, Restaurant Management Corp.
Director since 1994                                    Owns and operates restaurants.

MICHAEL J. MCCLURE (43)                                Executive Vice President, Broadspire Management Services
Director since 2002                                    Provides insurance services
                                                       Executive Vice President, Kemper Insurance, 1998 -- 2003
                                                       Provides property and casualty insurance
                                                       Former Chief Accounting Officer & Corporate Secretary, Corus Bankshares,
                                                       Inc. (1995-1998)

PETER C. ROBERTS (43)                                  Executive Vice President and Chief Executive
Director since 2003                                    Officer -- Americas, Jones Lang LaSalle Inc.
                                                       Director, Jones Lang LaSalle, Inc.
                                                       Real estate services


PROPOSAL TWO: APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

On June 4, 2002, Corus' Audit Committee recommended and Corus' Board approved the appointment of Ernst & Young LLP as independent accountants of Corus for fiscal 2002. This action resulted in the dismissal of Arthur Andersen LLP ("Andersen") as Corus' independent accountants. For the two years ended December 31, 2001, Andersen's reports on the financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

For the two years ended December 31, 2001 and from December 31, 2001 through the effective date of the dismissal, there were no disagreements between Andersen and Corus on any matters of accounting principle or practice, financial statement disclosure, or auditing scope or procedure. Andersen furnished a letter to the Securities and Exchange Commission stating that Andersen agreed with the preceding statements.

Corus is asking the shareholders to ratify the Audit Committee's appointment of Ernst & Young LLP as Corus' independent auditors for the fiscal year ending December 31, 2004. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in Corus' and its shareholders' best interests.

One or more representatives of Ernst & Young LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so. Ernst & Young LLP representatives will also be available to respond to appropriate questions that shareholders may have.

FEES
The following table represents fees billed to Corus by Independent Public Accountants for services provided in 2003 and 2002.


                                    2003                                        2002
                             -------------------    --------------------------------------------------------------
      Fee Category             Ernst & Young LLP      Ernst & Young LLP    Arthur Andersen LLP        Total
-------------------------    -------------------    -------------------   -------------------    -----------------
Audit Fees                   $     209,800          $     185,000         $      16,000          $    201,000
Audit-Related Fees                  22,000                 28,000                    --                28,000
Tax Fees                                --                     --                 3,400                 3,400
All Other Fees                          --                     --                20,850                20,850
                                  --------               --------              --------              --------
         Total               $     231,800          $     213,000         $      40,250          $    253,250


Audit-Related Fees relate to the costs associated with auditing the Company's Benefit Plans in 2003 and 2002.

The All Other Fees paid to Arthur Andersen LLP in 2002 were for an audit of Corus' network security and expert witness fees associated with certain litigation.

The Audit Committee's policies and procedures require pre-approval for all audit and permissible non-audit services to be performed by the Independent Public Accountants.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation, for services in all capacities to Corus and its subsidiary during the last three fiscal years, earned by Corus' Chief Executive Officer and the other four highest-paid executive officers (the "Named Executive Officers"), who were serving as executive officers at December 31, 2003, as measured on the basis of salary and bonus earned during 2003.



                           SUMMARY COMPENSATION TABLE


                                                                                     LONG TERM COMPENSATION
                                      -------------------------------------------------------------------------------------------
                                                   ANNUAL COMPENSATION                      AWARDS        PAYOUTS
---------------------------------------------------------------------------------------------------------------------------------
                (A)               (B)       (C)          (D)           (E)         (F)            (G)         (H)          (I)
                                                                   OTHER                    SECURITIES                     ALL
                                                                   ANNUAL    RESTRICTED       UNDER-                      OTHER
                                                                  COMPEN-      STOCK           LYING          LTIP       COMPEN-
           NAME AND                      SALARY     BONUS(1)       SATION      AWARDS        OPTIONS/      PAYOUTS(3)   SATION(4)
      PRINCIPAL POSITION         YEAR     ($)          ($)          ($)         ($)         SARS(2) (#)       ($)          ($)
------------------------------------------------------------------------------------------------------------------------------------

Robert J. Glickman               2003     500,000       500,000            0            0          80,000            0            0
President and                    2002     500,000       500,000            0            0          80,000            0            0
CEO                              2001     500,000       500,000            0            0          80,000            0            0
------------------------------------------------------------------------------------------------------------------------------------
Terence W. Keenan                2003     250,000       105,587            0            0           5,000            0        1,500
Senior Vice President            2002     218,750       150,000            0            0               0            0        1,500
Corus Bank, N.A.                 2001     195,000        77,668            0            0               0      119,335        1,500
------------------------------------------------------------------------------------------------------------------------------------
Richard J. Koretz                2003     190,000       170,000            0            0          16,000            0        1,500
Senior Vice President            2002     175,000       160,000            0            0          14,000            0        1,500
Corus Bank, N.A.                 2001     160,000       140,000            0            0          12,000            0        1,500
------------------------------------------------------------------------------------------------------------------------------------
Michael G. Stein                 2003     275,000       741,666            0            0               0            0        1,500
Executive Vice President         2002     250,000       481,820            0            0               0            0        1,500
Corus Bank, N.A.                 2001     250,000       514,893            0            0               0      858,351        1,500
------------------------------------------------------------------------------------------------------------------------------------
Tim H. Taylor                    2003     320,000       300,000            0            0          36,000            0        1,500
Executive Vice                   2002     275,000       285,000            0            0          36,000            0        1,500
President and CFO                2001     250,000       250,000            0            0          30,000            0        1,500
------------------------------------------------------------------------------------------------------------------------------------




(1) In addition to the amounts reported below, Terry Keenan was credited with a deferred bonus amount under the Commission Program for Commercial Loan Officers in 2001 and Michael Stein was credited with deferred bonus amounts under the Commission Program for Commercial Loan Officers in 2001-2003. These deferred amounts are subject to reduction in the event of certain circumstances relating to loan losses and nonperforming loans. For a description of the Commission Program for Commercial Loan Officers, see the Long-Term Incentive Plan table.
(2)   Reflects the impact of the 100% stock dividend on 12/15/03.
(3) These amounts represent payouts under the Commission Program for Commercial Loan Officers. For a description of this Program, see the Long-Term Incentive Plan table.
(4)   Represents 401(k) matching contributions.

OPTION GRANTS IN LAST FISCAL YEAR

The following table discloses stock options granted in 2003 to the Named Executive Officers. No stock appreciation rights were granted to Named Executive Officers in 2003.



                                             OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------------
                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF STOCK
                                                                                                PRICE APPRECIATION FOR
                                     INDIVIDUAL GRANTS                                                OPTION TERM
----------------------------------------------------------------------------------------------------------------------------
           (A)                    (B)               (C)             (D)            (E)            (F)             (G)
                               NUMBER OF        % OF TOTAL
                              SECURITIES          OPTIONS
                              UNDERLYING        GRANTED TO       EXERCISE
                                OPTIONS          EMPLOYEES         PRICE       EXPIRATION
          NAME                GRANTED (#)         IN 2003         ($/SH)          DATE          5% ($)          10% ($)
----------------------------------------------------------------------------------------------------------------------------

Robert J. Glickman                     80,000           33.98           20.99     4/10/2013       1,056,040       2,676,212
----------------------------------------------------------------------------------------------------------------------------
Terence W. Keenan                       5,000            2.12           20.99     4/10/2013          66,002         167,263
----------------------------------------------------------------------------------------------------------------------------
Richard J. Koretz                      16,000            6.80           20.99     4/10/2013         211,208         535,242
----------------------------------------------------------------------------------------------------------------------------
Michael G. Stein                            0               0               0             0               0               0
----------------------------------------------------------------------------------------------------------------------------
Tim H. Taylor                          36,000           15.29           20.99     4/10/2013         475,218       1,204,296
----------------------------------------------------------------------------------------------------------------------------

Reflects the impact of the 100% stock dividend on 12/15/03


The options in the above table were granted on April 10, 2003. The options vest 20% per year over a five-year period and were granted at the market value of the underlying common stock on the date of grant.

AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

The following table summarizes stock options that were exercised by each of the Named Executive Officers during 2003 and the number and value of stock options that were unexercised at December 31, 2003. No stock appreciation rights were exercised during 2003, and no stock appreciation rights were outstanding at December 31, 2003.



-------------------------------------------------------------------------------------------------------------------------------
           (A)                  (B)              (C)                      (D)                               (E)
                                                                       NUMBER OF
                                                                 SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                               SHARES                            DECEMBER 31, 2003 (#)             DECEMBER 31, 2003 ($)
                            ACQUIRED ON         VALUE                 EXERCISABLE/                     EXERCISABLE/
          NAME              EXERCISE (#)     REALIZED ($)            UNEXERCISABLE                     UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------------
Robert J. Glickman                       0                0                  428,000/312,000               6,439,120/3,492,280
-------------------------------------------------------------------------------------------------------------------------------
Terence W. Keenan                        0                0                          0/5,000                          0/50,150
-------------------------------------------------------------------------------------------------------------------------------
Richard J. Koretz                    2,000           31,690                    36,400/39,600                   519,156/364,639
-------------------------------------------------------------------------------------------------------------------------------
Michael G. Stein                         0                0                              0/0                               0/0
-------------------------------------------------------------------------------------------------------------------------------
Tim H. Taylor                       13,400          191,004                    35,400/95,600                   355,950/877,640
-------------------------------------------------------------------------------------------------------------------------------

Reflects the impact of the 100% stock dividend on 12/15/03

LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR



-------------------------------------------------------------------------------------------
                             NUMBER OF                               ESTIMATED FUTURE
                        SHARES, UNITS          PERIODS UNTIL          PAYOUTS UNDER
                              OR OTHER         MATURATION OR            NON-STOCK
         NAME              RIGHTS (#)(1)         PAYOUT (1)         PRICE-BASED PLANS
-------------------------------------------------------------------------------------------

Michael G. Stein               59,004               9 years                   (2)
-------------------------------------------------------------------------------------------

Reflects the impact of the 100% stock dividend on 12/15/03


The long-term incentive awards detailed in the above table relate to the Corus Bank, N.A. Commission Program for the Commercial Loan Officers (the "CLO Commission Program").

The purpose of the CLO Commission Program is to reward commercial loan officers for new business development on the basis of each officer's loan volume generation, the potential profitability, and the loan loss experience of such officer's loan portfolio, thereby more closely aligning the goals of the loan officers with the interests of Corus and its shareholders. The CLO Commission Program is also intended to help attract and retain qualified loan officers. All commercial loan officers of Corus Bank are eligible to participate in the CLO Commission Program. As of December 31, 2003 there were 16 officers of Corus eligible to participate, including Michael G. Stein.

(1) The CLO Commission Program provides for deferred payment of a portion of annual commercial loan officer commissions, which are calculated in accordance with the formula set forth in the CLO Commission Program. These deferred amounts are subject to reduction in the event of certain circumstances relating to loan losses and nonperforming loans. The plan offers participants a combination of three options for investing their deferred payments. The deferral can be invested in the equivalent of: 1) a note indexed to 10-year Treasury rates, 2) shares of Corus' Common Stock or 3) a combination of Corus' Common Stock and a note indexed to the S&P 500 index. In addition, those electing options 2) or 3) would be entitled to receive an annual cash payment equal to the amount of dividends earned on the underlying Corus Common Stock. The deferred commission amounts generally become payable at the end of a nine-year deferral period.

(2) Future payouts will be calculated as the sum of the value of any notes plus the product of the underlying shares multiplied by the then-current stock price. Furthermore, as mentioned above, final payments will depend on any portfolio losses that occur between the time of deferral and the ultimate payout of the deferred commission.

BENEFIT PLANS

Upon attainment of normal retirement date, a participant is entitled to receive a monthly benefit for life equal to 22.5% of final monthly average compensation up to covered compensation, plus 37.5% of such participant's final average monthly compensation in excess of covered compensation, decreased proportionately for less than 30 years of credited service. The maximum level of annual compensation for computing retirement benefits in 2003 was $200,000. An employee is vested in the plan after five years of service.

The following table lists salary ranges up to a maximum final average compensation level of $200,000, indexed for the respective years and sets forth the estimated annual benefits payable upon retirement at age 65 for the specified compensation and years of service. The pension benefits are on the basis of a straight life annuity and are not reduced for social security or other benefits received by participants. Annual pension benefits remain fixed after 30 years of service.



-------------------------------------------------------------------------------------------------------------------------------
          FINAL AVERAGE                                                 YEARS OF SERVICE
                                  ---------------------------------------------------------------------------------------------
        COMPENSATION (1)                10                15                 20                 25                30
-------------------------------------------------------------------------------------------------------------------------------
            $125,000                 $   12,753           $ 18,743           $ 24,589          $ 30,544           $ 36,615
-------------------------------------------------------------------------------------------------------------------------------
             150,000                     15,878             23,431             30,839            38,357             45,990
-------------------------------------------------------------------------------------------------------------------------------
             175,000                     19,003             28,118             37,089            46,169             55,365
-------------------------------------------------------------------------------------------------------------------------------
             200,000                     22,128             32,806             43,339            53,982             64,740
-------------------------------------------------------------------------------------------------------------------------------


(1) The average annual compensation includes the participant's salary and bonus. Robert J. Glickman, Terence W. Keenan, Richard J. Koretz, Michael G. Stein and Tim H. Taylor all had salary and bonus in excess of $200,000, and as such, are covered only up to the maximum average compensation of $200,000.

The years of credited service as of December 31, 2003 for the individuals in the Summary Compensation Table are as follows: Robert J. Glickman, 34.0 years; Terence W. Keenan, 13.0 years; Richard J. Koretz, 12.0 years; Michael G. Stein,
12.5 years; and Tim H. Taylor, 15.5 years.

Robert J. Glickman, Terence W. Keenan, Richard J. Koretz, Michael G. Stein and Tim H. Taylor are covered under the medical and dental insurance plans offered by Corus to all of its full-time employees.

CHANGE-IN-CONTROL AGREEMENTS

Corus had Change-In-Control Employment Agreements ("Agreements") with Tim H. Taylor, Richard J. Koretz and two other executive officers ("Covered Executives") not named in the Summary Compensation Table. The agreements expired on December 31, 2003. The form of Agreement is currently under review by counsel and the Company expects to reinstate the Agreements no later than the second quarter of 2004. It is unclear at this time what, if any, changes will result from this review.

The purpose of the Agreements has been to provide severance compensation to each covered executive officer in the event of the termination of employment, under the circumstances described below, after a change in control of Corus. "Change-in-Control" generally occurs on the date when an individual, corporation or partnership (with certain exceptions) becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of the stock of Corus representing 50% or more of the total voting power of Corus' then outstanding stock.

Under the terms of the Agreements, compensation provided to the Covered Executives would be in the form of a lump sum payment equal to (1) 150%-300% of the Covered Executive's annual base salary if that person resigns for good reason or if that person is terminated by Corus (other than for cause) plus a pro-ration of any prior year's bonus paid, or any bonus paid in the year before the Change-in-Control, if greater, for the amount of time employed in the year of termination, or (2) 75%-150% of the Covered Executive's annual base salary if the executive initiates termination during the 30-day period following the first anniversary of the change in control. "Good reason" means (i) any failure by Corus to comply with the provisions of the Agreement relating to compensation and benefits, or (ii) Corus' relocation of the executive's principal job location to a location, other than Corus' headquarters on the date of the Change-in-Control, more than 35 miles from his principal job location on the date of the Change-in-Control. However, no severance compensation is due the Covered Executive if employment is terminated for cause. Additionally, no severance compensation would be due after the death of a Covered Executive. Severance payments will be reduced and/or eliminated if the payments are prohibited by any banking regulations or the loss of a deduction would result under Section 280(g) of the Internal Revenue Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Compensation Committee membership includes Directors Steven D. Fifield, Rodney
D. Lubeznik and Peter C. Roberts. Steven D. Fifield is a primary investor in two entities, both of which are, at present, customers of Corus' subsidiary bank and have transactions with the bank in the ordinary course of business. Such transactions have been and will continue to be on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons. Such transactions did not, and will not, involve more than the normal risk of collectability or present other unfavorable features.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERALL COMPENSATION PHILOSOPHY

Corus' executive compensation objective is to link compensation with corporate and individual performance in a manner which, recognizing the marketplace practices of other bank holding companies, will retain and attract executives who can achieve the short- and long-term goals of Corus. The policy is to provide for competitive base salaries that reflect individual levels of responsibility and performance, annual bonuses based upon achievement of annual corporate performance, and awards of stock-based incentive opportunities. The combined result is a strengthening of the mutuality of interest in Corus' long-term performance between its executive officers and Corus' shareholders.

TIMING OF THE BOARD OF DIRECTOR COMPENSATION REVIEW

The Compensation Committee (the "Committee") awarded 2003 bonuses at its November 18, 2003 and December 9, 2003 meetings. The 2003 base salaries were set at the Compensation Committee's November 12, 2002 meeting. This report is based upon the decisions made at those meetings. To the extent that specific performance factors were discussed, the Committee considered Corus' actual performance for the nine months ended September 30, 2003 and projections for the entire fiscal year.

PEER GROUP COMPARISONS

The members of the Committee assess Corus' performance relative to its peer publicly traded bank holding companies ranging in size from $2 billion to $5 billion. This peer group is the appropriate group to utilize when assessing comparative performance factors and the peer group is a subset of the NASDAQ BANK STOCKS indices used in the performance graph included in this Proxy Statement.

BASE SALARIES

A base salary has been established for each executive officer. These base salaries are established in relation to the external marketplace and internal factors including but not limited to the following factors: (1) the compensation history of the individual officer, (2) the individual's years of experience with Corus and in the industry, (3) the performance and contribution of the individual officer, and (4) the job responsibility of the individual officer.

Additionally, the Committee also considers various qualitative factors including, but not limited to, knowledge of the banking industry, the ability to recruit and build a management team, commitment and dedication, and entrepreneurial spirit. As a matter of policy, the Committee does not assign weights to the factors above for any of its executive officers due to the belief that the evaluation and awarding of compensation to the executive officer group cannot be simplified to a mathematical computation. As such, the compensation policy used by the Committee to set base salaries is considered subjective.

BONUSES

Executives may earn cash bonuses on an annual basis (the "Bonus Program"). The Bonus Program is designed to promote a pay-for-performance philosophy by placing a significant portion of total compensation "at risk" while rewarding outstanding performance or achievement. The Committee considers the achievements of each executive officer for that year. The achievements may be quantitative or qualitative. Qualitative factors include but are not limited to commitment, dedication, or a demonstration of the entrepreneurial spirit. The Committee is of the opinion that Corus is still a small enough organization to know what contribution an executive officer has made in a given year.

STOCK OPTIONS

Corus grants stock options pursuant to the 1999 Stock Option Plan, which was approved by the shareholders at the 1999 Annual Meeting of Shareholders. In 2003, options were granted to named executives as listed in the Executive Compensation section. All named executive officers presently hold stock options, except for Michael G. Stein. The Committee felt that the present level of options was appropriate.

The Stock Option Committee will not assign specific company or individual objectives when evaluating the awarding of stock options for the CEO or its other executive officers; and, as such, the compensation policies used by the Stock Option Committee when determining stock option awards will be considered subjective.

COMMISSION PROGRAM FOR COMMERCIAL LOAN OFFICERS

Corus also has the Corus Bank, N.A. Commission Program for Commercial Loan Officers. The purpose of the CLO Commission Program is to reward commercial loan officers for new business development on the basis of each officer's loan volume generation, the potential profitability and the loan loss experience of such officer's loan portfolio, thereby more closely aligning the goals of the loan officers with the interests of Corus and its shareholders. The CLO Commission Program is also intended to help attract and retain qualified loan officers. All commercial loan officers of Corus Bank are eligible to participate in the CLO Commission Program. Currently there are 16 officers of Corus eligible to participate, including Michael G. Stein.

CEO COMPENSATION

The factors discussed above in the "Base Salaries" and "Bonuses" sections were the basis for determining the base salary and bonus for the CEO, Mr. Robert J. Glickman. Neither Mr. Glickman's salary, nor his bonus changed from 2002 to 2003.

The 2003 bonus amount to the CEO was based on his leadership in attaining, among other goals, the following:

       (1) Due to Corus' large holdings of the common stock of other entities, as discussed below in item (3), the consolidated results for Corus Bankshares are not meaningful for either year-to-year comparisons or for peer comparison. It is more appropriate to look at the performance of Corus' Bank separate from that of the common stock portfolio.

              For the nine months ended September 30, 2003, Corus Bank's return on average assets and return on average equity were 1.9% and 12.3%, respectively. The Committee considered these actual performance factors along with management projections that indicated the calendar year would be similar. By comparison, our peer group had performance ratios of approximately 1.3% and 15.4%, respectively, for the first six months of 2003 (the latest available peer group data). Thus while Corus' return on equity was essentially 20% lower than our peer average, our return on assets was 50% greater than the peer results. The Committee noted that the Bank's return on average equity relative to the peer group average was heavily influenced by the conservative capital structure of the Bank.

       (2) Corus Bank's efficiency ratio for the first nine months of 2003 was 40%, whereas our peer group experienced an efficiency ratio in excess of 62% for the first six months of 2003 (the latest available peer group data). The efficiency ratio is a banking industry measure that is calculated by dividing noninterest expenses less goodwill amortization by the sum of noninterest income (net of security gains) and fully tax-equivalent net interest income. A ratio of less than 50% is generally considered excellent in the banking industry. As such, Corus' ratio in 2003 continues to be considered outstanding by the Committee.

       (3) The Committee noted the success of the investments in the common stock portfolio. It was noted that the idea of creating a stock portfolio was the CEO's. It was also noted that the CEO was in charge of all investment decisions related to this stock portfolio. At September 30, 2003, the unrealized gains in the portfolio were $64 million and the realized gains, since inception of the portfolio in mid 1994, were over $45 million. Together with the dividends of nearly $31 million received since inception of the stock program, the total return of the stock portfolio was over $139 million as of September 30, 2003 with a compounded annual total return of 13.6%.

       (4) Over the past five years (through November 14, 2003) the total return of Corus' stock has been 73% whereas the NASDAQ BANK STOCK index has returned 71%. As compared to the NASDAQ STOCK MARKET index, which has generated a return of just 2% over those same five years, appreciation of Corus' stock price over the past five year period equates to a gain to its shareholders in excess of $280 million (Corus' market capitalization has increased from $545 million at November 20, 1998 to $828 million at November 14,
              2003).

       (5) The members of the Committee have determined that Robert J. Glickman is a person with extreme dedication to the success of Corus and has exhibited such dedication through his entrepreneurial spirit, hard work ethic, knowledge of the banking industry and his ability to recruit a management team with the same characteristics.

TAX CONSIDERATIONS

The Committee has considered the provisions of Section 162(m) of the Internal Revenue Code which, except in the case of "performance-based compensation" and certain other types of compensation, limit to $1,000,000 the amount of Corus' federal income tax deduction for compensation paid to any of the chief executive officer and the other four most highly paid executive officers. The Committee believes that Corus' current compensation arrangements, which are primarily based upon performance measures expected to be reflected in increasing shareholder value over time, should not be altered to artificially maintain or reduce executive compensation at or below the deduction limit specified in
Section 162(m). However, in order to maximize Corus' corporate tax deduction, it is the Committee's policy to administer executive compensation in conformance with the provisions of Section 162(m), except where, in the Committee's judgment, the interest of Corus and its shareholders are better served by a different approach.

CONCLUSION

The Committee believes the executive officers' individual compensation programs discussed in this report are designed in a manner that is consistent with Corus' overall compensation philosophy. As such, the compensation provided to Corus' CEO, Mr. R. J. Glickman, and to the other executive officers is deemed appropriate.

Rodney D. Lubeznik, Compensation Committee Chair
Steven D. Fifield, Compensation Committee Member
Peter C. Roberts, Compensation Committee Member


TRANSACTIONS WITH MANAGEMENT AND OTHERS

Steven D. Fifield is a primary investor in two entities, both of which are, at present, customers of Corus' subsidiary bank and have transactions with the bank in the ordinary course of business. Such transactions have been and will continue to be on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons. Such transactions did not, and will not, involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of beneficial ownership and changes in beneficial ownership of the Common Stock with the Securities and Exchange Commission. Based solely upon a review of the copies of such forms received by the Company during or with respect to its most recent fiscal year, the Company believes that all such reports were filed in a timely manner.

PERFORMANCE GRAPH

The following chart compares the cumulative total returns of Corus Bankshares, Inc., the NASDAQ Stock Market (U.S.) (broad market index) and NASDAQ bank stocks (peer group index). The NASDAQ Stock Market for United States Companies index comprises all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market. The NASDAQ Bank Stocks index comprises all banks traded on the NASDAQ National Market and NASDAQ Small-Cap Market. The chart assumes an investment of $100 on January 1, 1999 and dividend reinvestment throughout the period.



[LINE GRAPH]




                                                                 Dollar Value of Investment at December 31
                                        --------------------------------------------------------------------------------------
                                            1998           1999            2000           2001            2002           2003
                                            ----           ----            ----           ----            ----           ----
NASDAQ Stock Market (U.S.)                  $100           $185            $112            $89             $61            $92
NASDAQ Bank Stocks                           100             96             110            119             122            157
Corus Bankshares, Inc.                       100             76             160            148             145            213


                          REPORT OF THE AUDIT COMMITTEE

In fulfilling its oversight responsibilities, and in accordance with its written charter, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee reviewed with the Independent Public Accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles. Furthermore, the Independent Public Accountants communicated the other matters required to be discussed with the Committee in accordance with Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee has also received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has considered the compatibility of non-audit services with the auditors' independence.

The Audit Committee discussed with the Company's Independent Public Accountants the overall scope and plans for their audits. The Committee meets with the Independent Public Accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended to the shareholders, the selection of Ernst & Young LLP as the Company's Independent Public Accountants.

While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, except to the extent that the Company specifically requests that the Report or information be specifically incorporated by reference.

Michael J. McClure, Audit Committee Chair
Robert J. Buford, Audit Committee Member
Rodney D. Lubeznik, Audit Committee Member

                              CORPORATE GOVERNANCE

NOMINATIONS OF DIRECTORS

In accordance with its charter, the Nominating Committee reviews all proposed nominees for the Board, including those proposed by shareholders. The Nominating Committee evaluates candidates recommended by shareholders in the same way that it evaluates any other nominee. The Nominating Committee selects qualified candidates based upon the criteria set forth below and reviews its recommendations with the Board, which decides whether to invite the candidate to be a nominee for election to the Board.

Board members must possess the acumen, education and experience to make a significant contribution to the Board and bring a diverse range of skills and perspectives that fits within the perceived needs of the Board at a particular time. Board members must have the highest ethical standards, a strong sense of professionalism, independence and an understanding of the Company's business. Additionally, Board members must have the aptitude and experience to fully appreciate the legal responsibilities of a director and the governance processes of a public company, a willingness to commit, as well as have, sufficient time to discharge their duties to the Board and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board and the Company.

During 2003 the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees. In accordance with its charter, the Nominating Committee retains the ability to engage advisors as appropriate.

For a shareholder to submit a candidate for consideration by the Nominating Committee, a shareholder must notify the Company's secretary. To be considered by the Nominating Committee for nomination and inclusion in the Company's proxy statement at the 2005 Annual Meeting, a shareholder must notify the Company's secretary no later than November 9, 2004 (the date 120 days prior to the first anniversary of the date of the 2004 annual meeting proxy statement). Notices should be sent to: Corus Bankshares, Inc., 3959 N. Lincoln Ave., Chicago, IL 60613 Attn: Ms. Kate E. Glickman, corporate secretary. Notices must meet all of the requirements contained in our By-Laws.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that all non-management directors, five out of seven directors, are independent in accordance with applicable law and The Nasdaq Stock Market, Inc. listing standards. As stated earlier, the Board of Directors has determined that Michael J. McClure qualifies as an "Audit Committee financial expert," as that term is defined in rules of the Securities and Exchange Commission implementing requirements of the Sarbanes-Oxley Act of 2002.

COMMUNICATIONS WITH THE BOARD

The Board of Directors has established a process for shareholders to communicate with the Board or an individual director. Shareholders may contact the Board or an individual director by writing to their attention at the Company's principal executive offices at 3959 N. Lincoln Ave., Chicago, IL 60613, Attn: Ms. Kate E. Glickman, corporate secretary. Each communication intended for the Board of Directors or an individual director will be forwarded to the specified party in accordance with procedures approved by the independent directors of the Board.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT THE ANNUAL MEETING OF SHAREHOLDERS

The Company encourages each member of the Board of Directors to attend each annual meeting of shareholders. Five of the Company's then six directors attended the annual meeting of shareholders held on April 10, 2003.

CODE OF BUSINESS CONDUCT AND ETHICS

Ethical business conduct is a shared value of Corus' Board of Directors, management and employees. Corus' Code of Business Conduct and Ethics applies to the Board of Directors as well as all employees and officers, including the principal executive officer, principal financial officer and principal accounting officer.

The Code of Business Conduct and Ethics covers all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to Corus' business. Corus encourages all employees, officers and directors to promptly report any violations of the Code to the appropriate persons identified in the Code. A copy of our Code of Business Conduct and Ethics is available through the Investor Relations section of the Corus website at the following address:
www.corusbank.com.

EXECUTIVE SESSIONS OF THE BOARD

Non-management directors will meet in executive sessions without management. "Non-management" directors are all those who are not company officers, and include directors, if any, who are not "independent" by virtue of a material relationship with Corus or a family relationship. Executive sessions will be led by a "Presiding Director." An executive session will be held in conjunction with regularly scheduled Board meetings at least twice per year and other sessions may be called by the Presiding Director in his or her own discretion or at the request of the Board. Michael J. McClure has been designated as the Presiding Director.

                              SHAREHOLDER PROPOSALS

Shareholder proposals for consideration at the Company's 2005 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's By-Laws. To be timely under Rule 14a-8, they must be received by our Corporate Secretary at the Company's principal executive offices by November 9, 2004 in order to be included in the Proxy Statement. Under the Company's By-Laws, as amended, if a shareholder plans to propose either an item of business or a Director nominee to be considered at any annual meeting of shareholders, that shareholder is required to give notice of such proposal to our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting, or by January 21, 2005 for our 2005 Annual Meeting, and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

                                 OTHER BUSINESS

Corus is unaware of any other matter to be acted upon at the meeting for shareholder vote. In case of any matter properly coming before the meeting for shareholder vote, the proxy holders named in the proxy accompanying this statement shall vote them in accordance with their best judgment.

By order of the Board of Directors,


                                       /s/ Kate Glickman
                                       -----------------
                                       Kate Glickman
                                       Secretary




March 10, 2004

                             Corus Bankshares, Inc.
                            3959 North Lincoln Avenue
                             Chicago, Illinois 60613

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED, revoking previous proxies for such stock, hereby appoints J.C. Glickman and R.J. Glickman or either one of them the proxy of the undersigned with full power of substitution, to vote all stock of Corus Bankshares, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Corporation to be held in the office of Corus Bank, N.A., 4800 N. Western Avenue, Chicago, Illinois 60625, at 10:00 a.m. on April 21, 2004, and at any adjournment thereof:


1. ELECTION OF DIRECTORS
FOR all nominees listed below                                          WITHHOLDING AUTHORITY to
(except as marked to the contrary below)                               vote for all nominees listed below
                                         ___________                                                            ____________

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

Joseph C. Glickman            Steven D. Fifield               Peter C. Roberts
Robert J. Glickman            Rodney D. Lubeznik
Robert J. Buford              Michael J. McClure

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

FOR ____________              AGAINST ___________             ABSTAIN __________


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE MARKED, PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND RATIFICATION OF AUDITORS, AND IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENT THEREOF.

The undersigned may, at any time prior to the Annual Meeting of Shareholders, revoke this proxy as set forth in the accompanying proxy statement.

Dated:______________________, 2004          _________________________________
                                            Signature

                                            _________________________________
                                            Signature, if held jointly

(The shareholder's signature should be exactly as it appears on stock certificate. In case stock is held jointly, all parties should sign. If you sign as an attorney, trustee, administrator, executor or guardian, please give full title as such. Corporations should sign by duly authorized officer and affix seal.)